 Exhibit 99.1

VistaGen Therapeutics Regains Full Compliance with Nasdaq Listing Requirements

SOUTH SAN FRANCISCO, Calif., January 6, 2021 (GLOBE NEWSWIRE) -- VistaGen
Therapeutics, Inc. (NASDAQ: VTGN), a biopharmaceutical company committed to developing a new generation of medicines with the potential to go beyond the current standard of care for anxiety, depression and other central nervous system (CNS) disorders, announced today that it received notice from The Nasdaq Stock Market (Nasdaq) on January 5, 2021 that VistaGen has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the Bid Price Rule) for continued listing on The Nasdaq Capital Market. VistaGen is now in full compliance with all applicable listing standards, and Nasdaq considers the matter closed.

Nasdaq previously notified VistaGen on January 31, 2020, that it was not in compliance with the Bid Price Rule because its common stock failed to meet the closing bid price of $1.00 or more for 30 consecutive business days. In order to regain compliance with the Bid Price Rule, VistaGen was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. This requirement was met on January 4, 2021.

About VistaGen
VistaGen Therapeutics, Inc. is a biopharmaceutical company committed to developing and commercializing innovative medicines with the potential to go beyond the current standard of care for anxiety, depression and other CNS disorders. Each of VistaGen’s three drug candidates has a differentiated potential mechanism of action, has been well-tolerated in all clinical studies to date and has therapeutic potential in multiple CNS markets.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Our actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties relating to the impact of the COVID-19 pandemic; market conditions; the impact of general economic, industry or political conditions in the United States or internationally; adverse healthcare reforms and changes of laws and regulations; manufacturing and marketing risks, including risks related to the COVID-19 pandemic, which may include, but are not limited to, unavailability of or delays in delivery of raw materials for manufacture of our CNS drug candidates and difficulty in initiating or conducting clinical trials; inadequate and/or untimely supply of one or more of our CNS drug candidates to meet demand; entry of competitive products; and other technical and unexpected hurdles in the development, manufacture and commercialization of our CNS drug candidates; and the risks more fully discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K for the year ended March 31, 2020, and in our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Company Contact
Mark A. McPartland
VistaGen Therapeutics Inc.
Phone: +1 (650) 577-3600
Email: IR@vistagen.com

Source: VistaGen Therapeutics, Inc.